Sub Item 77Q1(a)

(i) Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation of Invesco Combination Stock and Bond Funds, Inc. dated December 8, 2000, filed with Post-Effective Amendment No. 14 to INVESCO Combination Stock and Bond Funds, Inc. Registration Statement on December 11, 2000 and incorporated herein by reference.